UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2019

HOPE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4849715
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3200 Wilshire Blvd, Suite 1400, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 639-1700.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01. Regulation FD Disclosure

Hope Bancorp, Inc. (the “Company”) will be meeting with institutional investors at the D.A. Davidson West Coast Bank Tour in Los Angeles on Wednesday, August 14, 2019. A copy of the investor presentation (the “Presentation Materials”), which contains certain historical and forward-looking information relating to the Company and will be used during these meetings, has been made available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com and is attached hereto as Exhibit 99.1.

The information included in this report pursuant to Item 7.01 of Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Safe Harbor Statement

Statements contained in the Presentation Materials that state expectations or predictions about the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act and the Exchange Act. The Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include “Risk Factors” and the other factors appearing in the documents that the Registrant has filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.         Description of Exhibit

99.1	Presentation Materials, dated August 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hope Bancorp, Inc.

Date: August 14, 2019	/s/ Kevin S. Kim
Name: Kevin S. Kim
Title: Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.         Description of Exhibit

99.1	Presentation Materials, dated August 14, 2019.